Exhibit 99.1
News Release

Contact:	Elizabeth Keating Corporate Communications 312-394-7417 Andrew Plenge Investor Relations 312-394-2345
EXELON REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS AND INITIATES 2023 FINANCIAL OUTLOOK
Earnings Release Highlights
•GAAP Net Income and Adjusted (non-GAAP) Operating Earnings of $0.43 per share for the fourth quarter of 2022
•Introducing 2023 Adjusted (non-GAAP) Operating Earnings guidance range of $2.30-$2.42 per share, reflecting continued growth in the utilities
•Declaring quarterly dividend of $0.36 per share for the first quarter of 2023, representing 6.7% growth over 2022 fourth quarter dividend of $0.3375 per share
•Projecting to invest $31.3 billion of capital expenditures over the next four years to meet customer needs, resulting in expected rate base growth of 7.9% and a fully regulated operating EPS* compounded annual growth of 6-8% from 2022 to 2026 off the midpoint of 2022 guidance
•ComEd, PECO, and PHI ended the year with their best-on-record performances in SAIFI, and all gas utilities sustained top decile performance in gas odor response for the fourth straight quarter
•Delmarva Power filed an electric distribution rate case with the Delaware Public Service Commission (DEPSC) in December, seeking an increase in base rates to support significant infrastructure investments to maintain safety, reliability, and service for customers
•A settlement was approved in December by the Maryland Public Service Commission (MDPSC) in Delmarva Power Maryland’s first electric distribution Multi-Year Plan case
•ComEd filed a Multi-Year Integrated Grid Plan and a Multi-Year Rate Plan with the Illinois Commerce Commission (ICC) in January, seeking an increase in base rates over the period of 2024 to 2027 to support the decarbonization goals under the state’s Climate and Equitable Jobs Act (CEJA) and to ensure the transition to cleaner energy is reliable and equitable for all 9 million customers

CHICAGO (Feb. 14, 2023) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the fourth quarter and full year 2022.

“In 2022, Exelon showcased our ability as a pure transmission and distribution company to deliver on our financial and operational commitments. Because of the partnership with our customers and communities, Exelon is ready to lead the energy transition to a cleaner and brighter future,” said Calvin Butler, Exelon president and CEO. “Our teams are focused on the things that matter to our customers: safety, reliability,
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sustainability and affordability, while ensuring our actions are grounded in taking an equitable and inclusive approach to the communities we serve. It’s a strong foundation for 2023 and beyond.”

“We delivered strong financial results in our first year as a new company,” said Jeanne Jones, executive vice president and CFO. “For the full year 2022, we earned $2.08 per share on a GAAP basis and $2.27 on a non-GAAP basis, results that are in the upper half of our guidance range. Over the next four years, Exelon will invest $31 billion to support our jurisdictions’ energy transitions, growing the rate base by 7.9%, and results in our expectations for 6% to 8% annualized growth in operating earnings per share through 2026, off the midpoint of our 2022 guidance. We expect adjusted (non-GAAP) earnings for 2023 of $2.30 - $2.42 per share, in line with the direction provided in our third-quarter earnings call.”
Fourth Quarter 2022
Exelon's GAAP Net Income from Continuing Operations for the fourth quarter of 2022 increased to $0.43 per share from $0.31 GAAP Net Income from Continuing Operations per share in the fourth quarter of 2021. Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2022 increased to $0.43 per share from $0.39 per share in the fourth quarter of 2021. For the reconciliations of GAAP Net Income from Continuing Operations to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 5.
Adjusted (non-GAAP) Operating Earnings in the fourth quarter of 2022 primarily reflect:
•Higher utility earnings primarily due to higher electric distribution earnings at ComEd from higher allowed electric distribution ROE due to an increase in treasury rates and higher rate base, and rate increases at PECO, BGE, and PHI. This was partially offset by higher interest expense at PECO, and higher depreciation expense and credit loss expense at PECO and PHI.
•Lower earnings at Exelon Corporate primarily due to higher interest expense.

Full Year 2022

Exelon's GAAP Net Income from Continuing Operations for 2022 increased to $2.08 per share from $1.65 GAAP Net Income from Continuing Operations per share in 2021. Adjusted (non-GAAP) Operating Earnings for 2022 increased to $2.27 per share from $1.83 per share in 2021.

Adjusted (non-GAAP) Operating Earnings for the full year 2022 primarily reflect:
•Higher utility earnings primarily due to higher electric distribution and transmission earnings at ComEd from higher allowed electric distribution ROE due to an increase in treasury rates and higher rate base, rate increases at PECO, BGE, and PHI, and decreased storm costs at PECO and BGE. This was partially offset by higher depreciation expense, credit loss expense, and interest expense at PECO, BGE, and PHI, and higher storm costs at PHI.
•Higher earnings at Exelon Corporate due to certain BSC costs that were historically allocated to Constellation Energy Generation, LLC (Generation) but are presented as part of continuing operations in Exelon’s results in the fourth quarter of 2021 as these costs do not qualify as expenses of the discontinued operations per the accounting rules, partially offset by higher interest expense.

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Operating Company Results1

ComEd
ComEd's fourth quarter of 2022 GAAP Net Income increased to $211 million from $133 million in the fourth quarter of 2021. ComEd's Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2022 increased to $211 million from $138 million in the fourth quarter of 2021, primarily due to increases in electric distribution formula rate earnings (reflecting higher allowed electric distribution ROE due to an increase in treasury rates and the impacts of higher rate base). Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s fourth quarter of 2022 GAAP Net Income decreased to $102 million from $122 million in the fourth quarter of 2021. PECO's Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2022 decreased to $102 million from $125 million in the fourth quarter of 2021, primarily due to increases in depreciation expense, credit loss expense, and interest expense, partially offset by distribution rate increases.
BGE
BGE’s fourth quarter of 2022 GAAP Net Income decreased to $113 million from $117 million in the fourth quarter of 2021. BGE's Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2022 decreased to $114 million from $121 million in the fourth quarter of 2021, primarily due to an increase in various expenses, offset by favorable impacts of the multi-year plans. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
PHI
PHI’s fourth quarter of 2022 GAAP Net Income increased to $90 million from $26 million in the fourth quarter of 2021. PHI’s Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2022 increased to $90 million from $64 million in the fourth quarter of 2021, primarily due to distribution rate increases, lower contracting costs, and timing of excess deferred tax amortization, partially offset by increases in depreciation expense and credit loss expense. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland, Pepco District of Columbia, and ACE are not affected by actual weather or customer usage patterns.
Initiates Annual Guidance for 2023
Exelon introduced a guidance range for 2023 Adjusted (non-GAAP) Operating Earnings of $2.30-$2.42 per share. The outlook for 2023 Adjusted (non-GAAP) Operating Earnings for Exelon and its subsidiaries excludes costs related to the separation.

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1Exelon’s four business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; and PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.

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Recent Developments and Fourth Quarter Highlights
•Dividend: On February 14, 2023, Exelon’s Board of Directors declared a regular quarterly dividend of $0.36 per share on Exelon’s common stock for the first quarter of 2023. The dividend is payable on Friday, March 10, 2023, to shareholders of record of Exelon as of 5 p.m. Eastern time on Monday, February 27, 2023.
•ComEd Electric Base Rate Case: On January 17, 2023, ComEd filed an application for a four-year cumulative multi-year rate plan for January 1, 2024 to December 31, 2027 with the ICC to increase its electric distribution rates by $877 million effective January 1, 2024, $175 million effective January 1, 2025, $217 million effective January 1, 2026, and $203 million effective January 1, 2027, based on forecasted revenue requirements. The revenue requirement will provide for a weighted average debt and equity return on distribution rate base of 7.43% in 2024, 7.50% in 2025, 7.62% in 2026, and 7.70% in 2027, inclusive of an allowed ROE of 10.50% in 2024, 10.55% in 2025, 10.60% in 2026, and 10.65% in 2027. The requested revenue requirements are based on capital structures that reflect between 50.58% and 51.19% common equity. ComEd’s MRP also includes a proposed rate phase-in to defer approximately $307 million of the $877 million year-over-year increase for 2024 revenue from 2024 to 2026. ComEd currently expects a decision in the fourth quarter of 2023, but cannot predict if the ICC will approve the application as filed.
•ComEd Distribution Formula Rate: On November 17, 2022, the ICC approved ComEd's electric distribution formula rate of $199 million, which will take effect on January 1, 2023. ComEd’s 2023 approved revenue requirement above reflects an increase of $144 million for the initial year revenue requirement for 2023 and an increase of $55 million related to the annual reconciliation for 2021. The revenue requirement for 2023 provides for a weighted average debt and equity return on distribution rate base of 5.94% inclusive of an allowed ROE of 7.85%, reflecting the monthly average yields for 30-year treasury bonds plus 580 basis points. The reconciliation revenue requirement for 2021 provides for a weighted average debt and equity return on distribution rate base of 5.91%, inclusive of an allowed ROE of 7.78%, reflecting the monthly yields on 30-year treasury bonds plus 580 basis points less a performance metrics penalty of 7 basis points.
•DPL Maryland Electric Base Rate Case: On December 14, 2022, the MDPSC approved DPL’s three-year multi-year plan for January 1, 2023 through December 31, 2025. The order approved an incremental increase in DPL’s electric distribution rates of $17 million, $6 million, and $6 million for 2023, 2024, and, 2025, respectively, reflecting an ROE of 9.60%.
•DPL Delaware Electric Base Rate Case: On December 15, 2022, DPL Delaware filed an application with the DEPSC to increase its annual electric distribution rates by $60 million, reflecting an ROE of 10.50%. DPL currently expects a decision in the second quarter of 2024 but cannot predict if the DEPSC will approve the application as filed.
•Financing Activities:
◦On October 4, 2022, ComEd entered into a 364-day term loan agreement for $150 million with a variable rate equal to SOFR plus 0.75% and an expiration date of October 3, 2023. The proceeds from this loan were used to repay outstanding commercial paper obligations.
◦On October 7, 2022, Exelon Corporate entered into an 18-month term loan agreement for $500 million with a variable rate equal to SOFR plus 0.85% and an expiration date of April 7, 2024. In conjunction with this loan, Exelon repaid the remaining $575 million in borrowings on the $1.15 billion term loan entered into on January 24, 2022.
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◦On January 3, 2023, ComEd entered into a purchase agreement of First Mortgage Bonds of $400 million and $575 million at 4.90% and 5.30% due on February 1, 2033 and February 1, 2053, respectively. The closing date of the issuance occurred on January 10, 2023.
GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2022 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2022 GAAP Net Income (Loss) from Continuing Operations	$0.43	$432	$211	$102	$113	$90
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	4	—	—	—	—
Asset Impairments (net of taxes of $0)	—	1	—	—	1	—
Separation Costs (net of taxes of $0)	—	(1)	—	—	—	—
Income Tax-Related Adjustments (entire amount represents tax expense)	(0.01)	(8)	—	—	—	—
2022 Adjusted (non-GAAP) Operating Earnings	$0.43	$428	$211	$102	$114	$90

Adjusted (non-GAAP) Operating Earnings for the fourth quarter of 2021 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2021 GAAP Net Income (Loss) from Continuing Operations	$0.31	$309	$133	$122	$117	$26
COVID-19 Direct Costs (net of taxes of $2, $0, $0, and $1, respectively)	0.01	7	—	1	1	2
ERP System Implementation Costs (net of taxes of $1)	—	3	—	—	—	—
Separation Costs (net of taxes of $8, $2, $1, $1, and $1, respectively)	0.03	27	5	2	3	4
Income Tax-Related Adjustments (entire amount represents tax expense)	0.04	39	—	—	—	32
2021 Adjusted (non-GAAP) Operating Earnings	$0.39	$385	$138	$125	$121	$64

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Adjusted (non-GAAP) Operating Earnings for the full year of 2022 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2022 GAAP Net Income (Loss) from Continuing Operations	$2.08	$2,054	$917	$576	$380	$608
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	4	—	—	—	—
Asset Retirement Obligation (net of taxes of $2)	—	(4)	—	—	—	(4)
Asset Impairments (net of taxes of $10)	0.04	38	—	—	38	—
ERP System Implementation Costs (net of taxes of $0)	—	1	—	—	—	—
Separation Costs (net of taxes of $10, $4, $2, $2, and $3, respectively)	0.02	24	9	4	4	7
Income Tax-Related Adjustments (entire amount represents tax expense)	0.12	122	—	38	—	3
2022 Adjusted (non-GAAP) Operating Earnings	$2.27	$2,239	$926	$619	$423	$614

Adjusted (non-GAAP) Operating Earnings for the full year of 2021 do not include the following items (after tax) that were included in reported GAAP Net Income from Continuing Operations:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2021 GAAP Net Income (Loss) from Continuing Operations	$1.65	$1,616	$742	$504	$408	$561
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $3)	—	4	—	—	—	—
Cost Management Program (net of taxes of $1, $0, $0, and $0)	0.01	6	—	1	1	1
COVID-19 Direct Costs (net of taxes of $6, $2, $1, and $2, respectively)	0.01	14	—	4	3	4
Asset Retirement Obligation (net of taxes of $1)	—	2	—	—	—	2
Acquisition Related Costs (net of taxes of $5)	0.02	15	—	—	—	—
ERP System Implementation Costs (net of taxes of $4, $0, $0, and $0)	0.01	13	—	1	1	1
Separation Costs (net of taxes of $21, $5, $2, $3, and $3, respectively)	0.06	58	12	6	7	9
Income Tax-Related Adjustments (entire amount represents tax expense)	0.06	62	—	—	—	32
2021 Adjusted (non-GAAP) Operating Earnings	$1.83	$1,791	$754	$516	$419	$609

Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income (Loss) from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the
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income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2022 and 2021 ranged from 24.0% to 29.0%.

Webcast Information
Exelon will discuss fourth quarter 2022 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon (Nasdaq: EXC) is a Fortune 200 company and the nation’s largest energy delivery company, serving more than 10 million customers through six fully regulated transmission and distribution utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). More than 18,000 Exelon employees dedicate their time and expertise to powering a cleaner and brighter future for our customers and communities through reliable, affordable and efficient energy delivery, workforce development, equity, economic development and volunteerism. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Feb. 14, 2023.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
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The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2021 Annual Report on Form 10-K filed with the SEC on February 25, 2022 in Part I, ITEM 1A. Risk Factors; (2) the Registrants' Current Report on Form 8-K filed with the SEC on June 30, 2022 to recast Exelon's consolidated financial statements and certain other financial information originally included in the 2021 Form 10-K in (a) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (b) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 17, Commitments and Contingencies; (3) the Registrants' Third Quarter 2022 Quarterly Report on Form 10-Q (filed on Nov. 3, 2022) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 13, Commitments and Contingencies; and (4) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Three Months Ended December 31, 2022
Operating revenues	$1,225	$1,026	$1,086	$1,342	$(12)	$4,667
Operating expenses
Purchased power and fuel	68	442	474	554	—	1,538
Operating and maintenance	368	288	220	292	69	1,237
Depreciation and amortization	341	95	161	240	15	852
Taxes other than income taxes	84	47	77	114	8	330
Total operating expenses	861	872	932	1,200	92	3,957
Operating income (loss)	364	154	154	142	(104)	710
Other income and (deductions)
Interest expense, net	(106)	(48)	(41)	(75)	(115)	(385)
Other, net	14	8	5	22	52	101
Total other (deductions)	(92)	(40)	(36)	(53)	(63)	(284)
Income (loss) from continuing operations before income taxes	272	114	118	89	(167)	426
Income taxes	61	12	5	(1)	(83)	(6)
Net income (loss) from continuing operations after income taxes	211	102	113	90	(84)	432
Net income from discontinued operations after income taxes	—	—	—	—	—	—
Net income (loss)	211	102	113	90	(84)	432
Net income attributable to noncontrolling interests	—	—	—	—	—	—
Net income (loss) attributable to common shareholders	$211	$102	$113	$90	$(84)	$432

Three Months Ended December 31, 2021
Operating revenues	$1,567	$798	$915	$1,187	$(43)	$4,424
Operating expenses
Purchased power and fuel	544	282	336	444	(2)	1,604
Operating and maintenance	387	227	215	313	65	1,207
Depreciation and amortization	311	89	157	207	16	780
Taxes other than income taxes	77	41	72	109	9	308
Total operating expenses	1,319	639	780	1,073	88	3,899
Loss on sales of assets and businesses	—	—	—	—	(3)	(3)
Operating income (loss)	248	159	135	114	(134)	522
Other income and (deductions)
Interest expense, net	(97)	(41)	(35)	(66)	(83)	(322)
Other, net	13	7	7	16	28	71
Total other (deductions)	(84)	(34)	(28)	(50)	(55)	(251)
Income (loss) from continuing operations before income taxes	164	125	107	64	(189)	271
Income taxes	31	3	(10)	38	(100)	(38)
Net income (loss) from continuing operations after income taxes	133	122	117	26	(89)	309
Net income from discontinued operations after income taxes	—	—	—	—	79	79
Net income (loss)	133	122	117	26	(10)	388
Net loss attributable to noncontrolling interests	—	—	—	—	(3)	(3)
Net income (loss) attributable to common shareholders	$133	$122	$117	$26	$(7)	$391

Change in Net income from continuing operations 2021 to 2022	$78	$(20)	$(4)	$64	$5	$123

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Twelve Months Ended December 31, 2022
Operating revenues	$5,761	$3,903	$3,895	$5,565	$(46)	$19,078
Operating expenses
Purchased power and fuel	1,109	1,535	1,567	2,164	(2)	6,373
Operating and maintenance	1,412	992	877	1,157	235	4,673
Depreciation and amortization	1,323	373	630	938	61	3,325
Taxes other than income taxes	374	202	302	475	37	1,390
Total operating expenses	4,218	3,102	3,376	4,734	331	15,761
Loss on sales of assets and businesses	(2)	—	—	—	—	(2)
Operating income (loss)	1,541	801	519	831	(377)	3,315
Other income and (deductions)
Interest expense, net	(414)	(177)	(152)	(292)	(412)	(1,447)
Other, net	54	31	21	78	351	535
Total other (deductions)	(360)	(146)	(131)	(214)	(61)	(912)
Income (loss) from continuing operations before income taxes	1,181	655	388	617	(438)	2,403
Income taxes	264	79	8	9	(11)	349
Net income (loss) from continuing operations after income taxes	917	576	380	608	(427)	2,054
Net income from discontinued operations after income taxes	—	—	—	—	117	117
Net income (loss)	917	576	380	608	(310)	2,171
Net income attributable to noncontrolling interests	—	—	—	—	1	1
Net income (loss) attributable to common shareholders	$917	$576	$380	$608	$(311)	$2,170

Twelve Months Ended December 31, 2021
Operating revenues	$6,406	$3,198	$3,341	$5,041	$(48)	$17,938
Operating expenses
Purchased power and fuel	2,271	1,081	1,175	1,857	1	6,385
Operating and maintenance	1,355	934	811	1,104	343	4,547
Depreciation and amortization	1,205	348	591	821	68	3,033
Taxes other than income taxes	320	184	283	458	46	1,291
Total operating expenses	5,151	2,547	2,860	4,240	458	15,256
Operating income (loss)	1,255	651	481	801	(506)	2,682
Other income and (deductions)
Interest expense, net	(389)	(161)	(138)	(267)	(334)	(1,289)
Other, net	48	26	30	69	88	261
Total other (deductions)	(341)	(135)	(108)	(198)	(246)	(1,028)
Income (loss) from continuing operations before income taxes	914	516	373	603	(752)	1,654
Income taxes	172	12	(35)	42	(153)	38
Net income (loss) from continuing operations after income taxes	742	504	408	561	(599)	1,616
Net income from discontinued operations after income taxes	—	—	—	—	213	213
Net income (loss)	742	504	408	561	(386)	1,829
Net income attributable to noncontrolling interests	—	—	—	—	123	123
Net income (loss) attributable to common shareholders	$742	$504	$408	$561	$(509)	$1,706

Change in Net income from continuing operations 2021 to 2022	$175	$72	$(28)	$47	$172	$438
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(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$407	$672
Restricted cash and cash equivalents	566	321
Accounts receivable
Customer accounts receivable	2,544	2,189
Customer allowance for credit losses	(327)	(320)
Customer accounts receivable, net	2,217	1,869
Other accounts receivable	1,426	1,068
Other allowance for credit losses	(82)	(72)
Other accounts receivable, net	1,344	996
Inventories, net
Fossil fuel	208	105
Materials and supplies	547	476
Regulatory assets	1,641	1,296
Other	406	387
Current assets of discontinued operations	—	7,835
Total current assets	7,336	13,957
Property, plant, and equipment, net	69,076	64,558
Deferred debits and other assets
Regulatory assets	8,037	8,224
Goodwill	6,630	6,630
Receivable related to Regulatory Agreement Units	2,897	—
Investments	232	250
Other	1,141	885
Property, plant, and equipment, deferred debits, and other assets of discontinued operations	—	38,509
Total deferred debits and other assets	18,937	54,498
Total assets	$95,349	$133,013

	December 31, 2022	December 31, 2021
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$2,586	$1,248
Long-term debt due within one year	1,802	2,153
Accounts payable	3,382	2,379
Accrued expenses	1,226	1,137
Payables to affiliates	5	5
Regulatory liabilities	437	376
Mark-to-market derivative liabilities	8	18
Unamortized energy contract liabilities	10	89
Other	1,155	766
Current liabilities of discontinued operations	—	7,940
Total current liabilities	10,611	16,111
Long-term debt	35,272	30,749
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,250	10,611
Regulatory liabilities	9,112	9,628
Pension obligations	1,109	2,051
Non-pension postretirement benefit obligations	507	811
Asset retirement obligations	269	271
Mark-to-market derivative liabilities	83	201
Unamortized energy contract liabilities	35	146
Other	1,967	1,573
Long-term debt, deferred credits, and other liabilities of discontinued operations	—	25,676
Total deferred credits and other liabilities	24,332	50,968
Total liabilities	70,605	98,218
Commitments and contingencies
Shareholders’ equity
Common stock	20,908	20,324
Treasury stock, at cost	(123)	(123)
Retained earnings	4,597	16,942
Accumulated other comprehensive loss, net	(638)	(2,750)
Total shareholders’ equity	24,744	34,393
Noncontrolling interests	—	402
Total equity	24,744	34,795
Total liabilities and shareholders’ equity	$95,349	$133,013

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities
Net income	$2,171	$1,829
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	3,533	7,573
Asset impairments	48	552
Gain on sales of assets and businesses	(8)	(201)
Deferred income taxes and amortization of investment tax credits	255	18
Net fair value changes related to derivatives	(53)	(568)
Net realized and unrealized gains on NDT funds	205	(586)
Net unrealized losses on equity investments	16	160
Other non-cash operating activities	370	(200)
Changes in assets and liabilities:
Accounts receivable	(1,222)	(703)
Inventories	(121)	(141)
Accounts payable and accrued expenses	1,318	440
Option premiums paid, net	(39)	(338)
Collateral received (posted), net	1,248	(74)
Income taxes	(4)	327
Regulatory assets and liabilities, net	(1,326)	(634)
Pension and non-pension postretirement benefit contributions	(616)	(665)
Other assets and liabilities	(905)	(3,777)
Net cash flows provided by operating activities	4,870	3,012
Cash flows from investing activities
Capital expenditures	(7,147)	(7,981)
Proceeds from NDT fund sales	488	6,532
Investment in NDT funds	(516)	(6,673)
Collection of DPP	169	3,902
Proceeds from sales of assets and businesses	16	877
Other investing activities	—	26
Net cash flows used in investing activities	(6,990)	(3,317)
Cash flows from financing activities
Changes in short-term borrowings	986	269
Proceeds from short-term borrowings with maturities greater than 90 days	1,300	1,380
Repayments on short-term borrowings with maturities greater than 90 days	(1,500)	(350)
Issuance of long-term debt	6,309	3,481
Retirement of long-term debt	(2,073)	(1,640)
Issuance of common stock	563	—
Dividends paid on common stock	(1,334)	(1,497)
Acquisition of CENG noncontrolling interest	—	(885)
Proceeds from employee stock plans	36	80
Transfer of cash, restricted cash, and cash equivalents to Constellation	(2,594)	—
Other financing activities	(102)	(80)
Net cash flows provided by financing activities	1,591	758
(Decrease) increase in cash, restricted cash, and cash equivalents	(529)	453
Cash, restricted cash, and cash equivalents at beginning of period	1,619	1,166
Cash, restricted cash, and cash equivalents at end of period	$1,090	$1,619

Exelon
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended December 31, 2022 and 2021
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2021 GAAP Net Income (Loss) from Continuing Operations	$0.31	$133		$122		$117		$26		$(89)	$309
COVID-19 Direct Costs (net of taxes of $0, $0, $1, $0 and $2 respectively) (1)	0.01	—		1		1		2		3	7
ERP System Implementation Costs (net of taxes of $1) (2)	—	—		—		—		—		3	3
Separation Costs (net of taxes of $2, $1, $1, $1, $3 and $8, respectively) (3)	0.03	5		2		3		4		13	27
Income Tax-Related Adjustments (entire amount represents tax (expense) (4)	0.04	—		—		—		32		7	39
2021 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.39	$138		$125		$121		$64		$(63)	$385

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
Weather	$0.02	$—	(b)	$18		$—	(b)	$2	(b)	$—	$20
Load	—	—	(b)	(4)		—	(b)	—	(b)	—	(4)
Distribution and Transmission Rates (6)	0.10	46	(c)	21	(c)	9	(c)	19	(c)	—	95
Other Energy Delivery (7)	0.09	50	(c)	16	(c)	8	(c)	16	(c)	—	90
Operating and Maintenance Expense (8)	(0.08)	3		(51)		(7)		9		(37)	(83)
Pension and Non-Pension Postretirement Benefits	0.02	6		2		2		—		7	17
Depreciation and Amortization Expense (9)	(0.05)	(22)		(5)		(3)		(24)		1	(53)
Other (10)	(0.05)	(10)		(20)		(16)		4		3	(39)
Share Differential (11)	(0.01)	—		—		—		—		—	—
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	$0.04	$73		$(23)		$(7)		$26		$(26)	$43

2022 GAAP Net Income (Loss) from Continuing Operations	$0.43	$211		$102		$113		$90		$(84)	$432
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	—		—		—		—		4	4
Asset Impairments (net of taxes of $0) (5)	—	—		—		1		—		—	1
Separation Costs (net of taxes of $0) (3)	—	—		—		—		—		(1)	(1)
Income Tax-Related Adjustments (entire amount represents tax expense) (4)	(0.01)	—		—		—		—		(8)	(8)
2022 Adjusted (non-GAAP) Operating Earnings (Loss)	$0.43	$211		$102		$114		$90		$(89)	$428
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2022 and 2021 ranged from 24.0% to 29.0%.

(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate and energy efficiency formula, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees, which are recorded in Operating and maintenance expense.
(2)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation, which are recorded in Operating and maintenance expense.
(3)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense.
(4)In 2021, for PHI, primarily reflects the recognition of a valuation allowance against a deferred tax asset associated with Delaware net operating loss carryforwards due to a change in Delaware tax law. In 2022, for Corporate, in connection with the separation, Exelon recorded an income tax benefit related to deductible transaction costs.
(5)Reflects costs related to the impairment of an office building at BGE, which are recorded in Operating and maintenance expense.
(6)For ComEd, reflects increased distribution revenues due to higher allowed electric distribution ROE driven by an increase in treasury rates and higher rate base. For PECO, reflects increased revenue primarily due to distribution rate increases. For BGE, reflects increased revenue due to distribution rate increases. For PHI, reflects increased revenue primarily due to distribution rate increases.

(7)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs and increased revenues collected related to the Energy Transition Assistance Charge rider that are offset in Other. For PHI, includes the regulatory asset amortization of the ACE Purchase Power Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable.
(8)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For ComEd, primarily reflects the absence of the voluntary customer refund related to the ICC investigation of matters identified in the Deferred Prosecution Agreement. For PECO, includes higher contracting costs, an increase in charitable contributions, and an increase in credit loss expense. For BGE, primarily reflects an increase in charitable contributions. For PHI, primarily reflects lower contracting costs partially due to timing of maintenance projects. For Corporate, primarily reflects two offsetting items: 1) lower BSC costs that were historically allocated to Generation but are presented as part of continuing operations in Exelon’s results as these costs do not qualify as expenses of the discontinued operations per the accounting rules and 2) an increase in Operating and maintenance expense with an offsetting increase in other income for costs billed to Constellation for services provided by Exelon through the Transition Services Agreement (TSA). For Corporate, also reflects an increase in charitable contributions.
(9)Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization of deferred energy efficiency costs. For PHI, also includes the regulatory asset amortization of the ACE Purchase Power Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable in Other Energy Delivery.
(10)For ComEd, includes an increase in taxes related to the Energy Transition Assistance Charge rider which are fully recoverable in Other Energy Delivery. For PECO, includes an increase in interest expense. For PHI, reflects the timing of tax expense driven by the timing of excess deferred tax amortization, which reversed at year-end. For Corporate, primarily reflects an increase in other income for costs billed to Constellation for services provided by Exelon through the TSA with an offsetting increase in Operating and maintenance expense and an increase in interest expense.
(11)Reflects the impact on earnings per share due to the increase in Exelon's average diluted common shares outstanding as a result of the August 2022 common stock issuance.

Exelon
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Twelve Months Ended December 31, 2022 and 2021
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2021 GAAP Net Income (Loss) from Continuing Operations	$1.65	$742		$504		$408		$561		$(599)	$1,616
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $3)	—	—		—		—		—		4	4
Cost Management Program (net of taxes of $0, $0, $0, $1, and $1)	0.01	—		1		1		1		3	6
COVID-19 Direct Costs (net of taxes of $2, $1, $2, $1, and $6, respectively) (1)	0.01	—		4		3		4		3	14
Asset Retirement Obligation (net of taxes of $1)	—	—		—		—		2		—	2
Acquisition Related Costs (net of taxes of $5) (2)	0.02	—		—		—		—		15	15
ERP System Implementation Costs (net of taxes of $0, $0, $0, $4 and $4, respectively) (3)	0.01	—		1		1		1		10	13
Separation Costs (net of taxes of $5, $2, $3, $3, $8 and $21, respectively) (4)	0.06	12		6		7		9		24	58
Income Tax-Related Adjustments (entire amount represents tax expense) (5)	0.06	—		—		—		32		30	62
2021 Adjusted (non-GAAP) Operating Earnings (Loss)	$1.83	$754		$516		$419		$609		$(507)	$1,791

Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings:
Weather	$0.03	$—	(b)	$32		$—	(b)	$—	(b)	$—	$32
Load	(0.01)	—	(b)	(10)		—	(b)	(4)	(b)	—	(14)
Distribution and Transmission Rates (7)	0.40	132	(c)	122	(c)	55	(c)	87	(c)	—	396
Other Energy Delivery (8)	0.40	238	(c)	44	(c)	37	(c)	75	(c)	—	394
Operating and Maintenance Expense (9)	(0.21)	(66)		(59)		(29)		(52)		(5)	(211)
Pension and Non-Pension Postretirement Benefits	0.06	21		7		9		—		18	55
Depreciation and Amortization Expense (10)	(0.22)	(84)		(19)		(28)		(84)		1	(214)
Other (11)	—	(69)		(14)		(40)		(17)		150	10
Share Differential (12)	(0.01)	—		—		—		—		—	—
Total Year Over Year Effects on Adjusted (non-GAAP) Operating Earnings	$0.44	$172		$103		$4		$5		$164	$448

2022 GAAP Net Income (Loss) from Continuing Operations	$2.08	$917		$576		$380		$608		$(427)	$2,054
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $1)	—	—		—		—		—		4	4
Asset Retirement Obligation (net of taxes of $2)	—	—		—		—		(4)		—	(4)
Asset Impairments (net of taxes of $10) (6)	0.04	—		—		38		—		—	38
ERP System Implementation Costs (net of taxes of $0) (3)	—	—		—		—		—		1	1
Separation Costs (net of taxes of $4, $2, $2, $3, and $10, respectively) (4)	0.02	9		4		4		7		—	24
Income Tax-Related Adjustments (entire amount represents tax expense) (5)	0.12	—		38		—		3		81	122
2022 Adjusted (non-GAAP) Operating Earnings (Loss)	$2.27	$926		$619		$423		$614		$(343)	$2,239
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income from Continuing Operations and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2022 and 2021 ranged from 24.0% to 29.0%.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)For regulatory recovery mechanisms, including ComEd’s distribution formula rate and energy efficiency formula, ComEd, PECO, BGE, and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)Represents direct costs related to COVID-19 consisting primarily of costs to acquire personal protective equipment, costs for cleaning supplies and services, and costs to hire healthcare professionals to monitor the health of employees, which are recorded in Operating and maintenance expense.
(2)Reflects certain BSC costs related to the acquisition of Electricite de France SA's (EDF's) interest in CENG, which was completed in the third quarter of 2021, that were historically allocated to Constellation Energy Generation, LLC (Generation) but are presented as part of continuing operations in Exelon’s results as these costs do not qualify as expenses of the discontinued operations per the accounting rules.
(3)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation, which are recorded in Operating and maintenance expense.
(4)Represents costs related to the separation primarily comprised of system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation, and employee-related severance costs, which are recorded in Operating and maintenance expense.

(5)In 2021, for PHI, primarily reflects the recognition of a valuation allowance against a deferred tax asset associated with Delaware net operating loss carryforwards due to a change in Delaware tax law. In 2021, for Corporate, reflects the adjustment to deferred income taxes due to changes in forecasted apportionment. In 2022, for PECO, primarily reflects an adjustment to exclude one-time non-cash impacts associated with the remeasurement of deferred income taxes as a result of the reduction in Pennsylvania corporate income tax rate. In 2022, for Corporate, in connection with the separation, Exelon recorded an income tax expense primarily due to the long-term marginal state income tax rate change, the recognition of valuation allowances against the deferred tax assets positions for certain standalone state filing jurisdictions, and nondeductible transaction costs partially offset by a one-time impact associated with a state tax benefit.
(6)Reflects costs related to the impairment of an office building at BGE, which are recorded in Operating and maintenance expense.
(7)For ComEd, reflects increased distribution revenues due to higher allowed electric distribution ROE driven by an increase in treasury rates and higher rate base and increased transmission rates. For PECO, reflects increased revenue primarily due to distribution rate increases. For BGE, reflects increased revenue due to distribution and transmission rate increases. For PHI, reflects increased revenue primarily due to distribution rate increases.
(8)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs and increased revenues collected related to the Energy Transition Assistance Charge rider that are offset in Other. For PHI, includes the regulatory asset amortization of the ACE Purchase Power Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable.
(9)Represents Operating and maintenance expense, excluding pension and non-pension postretirement benefits. For ComEd, reflects higher contracting costs. For PECO, primarily reflects an increase in charitable contributions, an increase in credit loss expense, an increase in contracting and materials costs, and an increase in other various expenses, partially offset by a decrease in storm costs. For BGE, reflects an increase in charitable contributions and an increase in credit loss expense, offset by a decrease in storm costs. For PHI, includes an increase in storm costs and an increase in credit loss expense. For Corporate, primarily reflects two offsetting items: 1) lower BSC costs that were historically allocated to Generation but are presented as part of continuing operations in Exelon’s results as these costs do not qualify as expenses of the discontinued operations per the accounting rules (2022 includes one month of costs for the period prior to the separation compared to twelve months of costs included in 2021) and 2) an increase in Operating and maintenance expense with an offsetting increase in other income for costs billed to Constellation for services provided by Exelon through the Transition Services Agreement (TSA). For Corporate, also reflects an increase in charitable contributions.
(10)Reflects ongoing capital expenditures across all utilities. For ComEd, also reflects increased amortization of deferred energy efficiency costs. For PHI, includes the regulatory asset amortization of the ACE Purchase Power Agreement termination obligation recorded in the first quarter of 2022, which is fully recoverable in Other Energy Delivery.
(11)For ComEd, includes an increase in taxes related to the Energy Transition Assistance Charge rider which are fully recoverable in Other Energy Delivery. For PECO, includes an increase in tax repairs deduction, offset by an increase in interest expense. For BGE and PHI, primarily reflects an increase in interest expense. For Corporate, primarily reflects an increase in other income for costs billed to Constellation for services provided by Exelon through the TSA with an offsetting increase in Operating and maintenance expense and an increase in interest expense.
(12)Reflects the impact on earnings per share due to the increase in Exelon's average diluted common shares outstanding as a result of the August 2022 common stock issuance.

ComEd Statistics
Three Months Ended December 31, 2022 and 2021

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2022	2021	% Change	Weather - Normal % Change	2022	2021	% Change
Electric Deliveries and Revenues(a)
Residential	5,984	6,116	(2.2)%	(4.1)%	$695	$754	(7.8)%
Small commercial & industrial	7,061	7,097	(0.5)%	(1.7)%	220	395	(44.3)%
Large commercial & industrial	6,543	6,464	1.2%	0.7%	(43)	139	(130.9)%
Public authorities & electric railroads	250	242	3.3%	1.3%	7	12	(41.7)%
Other(b)	—	—	n/a	n/a	237	250	(5.2)%
Total electric revenues(c)	19,838	19,919	(0.4)%	(1.6)%	1,116	1,550	(28.0)%
Other Revenues(d)					110	16	587.5%
Total Electric Revenues					$1,226	$1,566	(21.7)%
Purchased Power					$68	$544	(87.5)%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	2,091	1,783	2,139	17.3%	(2.2)%
Cooling Degree-Days	19	59	14	(67.8)%	35.7%

Twelve Months Ended December 31, 2022 and 2021

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2022	2021	% Change	Weather - Normal % Change	2022	2021	% Change
Electric Deliveries and Revenues(a)
Residential	27,819	28,344	(1.9)%	(1.2)%	$3,304	$3,233	2.2%
Small commercial & industrial	29,766	29,707	0.2%	—%	1,173	1,571	(25.3)%
Large commercial & industrial	26,904	26,420	1.8%	1.9%	5	559	(99.1)%
Public authorities & electric railroads	909	940	(3.3)%	(3.7)%	29	45	(35.6)%
Other(b)	—	—	n/a	n/a	955	926	3.1%
Total electric revenues(c)	85,398	85,411	—%	0.2%	5,466	6,334	(13.7)%
Other Revenues(d)					295	72	309.7%
Total Electric Revenues					$5,761	$6,406	(10.1)%
Purchased Power					$1,109	$2,271	(51.2)%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	6,044	5,415	6,000	11.6%	0.7%
Cooling Degree-Days	1,174	1,316	1,002	(10.8)%	17.2%

Number of Electric Customers	2022	2021
Residential	3,723,282	3,708,729
Small commercial & industrial	391,298	390,546
Large commercial & industrial	1,890	1,870
Public authorities & electric railroads	4,858	4,832
Total	4,121,328	4,105,977
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $22 million for the three months ended December 31, 2022 and 2021, respectively, and $16 million and $41 million for the twelve months ended December 31, 2022 and 2021, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended December 31, 2022 and 2021

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2022	2021	% Change	Weather- Normal % Change	2022	2021	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,175	3,061	3.7%	(1.2)%	$488	$379	28.8%
Small commercial & industrial	1,812	1,801	0.6%	(0.8)%	135	110	22.7%
Large commercial & industrial	3,355	3,376	(0.6)%	(0.2)%	70	60	16.7%
Public authorities & electric railroads	149	134	11.2%	10.9%	7	7	—%
Other(b)	—	—	n/a	n/a	69	62	11.3%
Total electric revenues(c)	8,491	8,372	1.4%	(0.5)%	769	618	24.4%
Other Revenues(d)					6	7	(14.3)%
Total Electric Revenues					775	625	24.0%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	13,895	11,635	19.4%	0.6%	177	121	46.3%
Small commercial & industrial	7,211	6,144	17.4%	0.6%	61	42	45.2%
Large commercial & industrial	11	21	(47.6)%	8.1%	—	—	n/a
Transportation	6,503	6,607	(1.6)%	(4.6)%	7	7	—%
Other(f)	—	—	n/a	n/a	5	3	66.7%
Total natural gas revenues(g)	27,620	24,407	13.2%	(0.6)%	250	173	44.5%
Other Revenues(d)					1	—	100.0%
Total Natural Gas Revenues					251	173	45.1%
Total Electric and Natural Gas Revenues					$1,026	$798	28.6%
Purchased Power and Fuel					$442	$282	56.7%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	1,503	1,236	1,544	21.6%	(2.7)%
Cooling Degree-Days	18	69	30	(73.9)%	(40.0)%

Twelve Months Ended December 31, 2022 and 2021

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2022	2021	% Change	Weather- Normal % Change	2022	2021	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	14,379	14,262	0.8%	(1.8)%	$2,026	$1,704	18.9%
Small commercial & industrial	7,701	7,597	1.4%	0.4%	521	422	23.5%
Large commercial & industrial	14,046	14,003	0.3%	—%	299	243	23.0%
Public authorities & electric railroads	638	559	14.1%	14.1%	30	31	(3.2)%
Other(b)	—	—	n/a	n/a	271	229	18.3%
Total electric revenues(c)	36,764	36,421	0.9%	(0.4)%	3,147	2,629	19.7%
Other Revenues(d)					18	30	(40.0)%
Total Electric Revenues					3,165	2,659	19.0%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	42,135	39,580	6.5%	3.0%	512	372	37.6%
Small commercial & industrial	23,449	21,361	9.8%	6.0%	186	136	36.8%
Large commercial & industrial	31	34	(8.8)%	12.3%	—	—	n/a
Transportation	25,011	25,081	(0.3)%	(1.8)%	26	24	8.3%
Other(f)	—	—	n/a	n/a	12	7	71.4%
Total natural gas revenues(g)	90,626	86,056	5.3%	2.4%	736	539	36.5%
Other Revenues(d)					2	—	100.0%
Total Natural Gas Revenues					738	539	36.9%
Total Electric and Natural Gas Revenues					$3,903	$3,198	22.0%
Purchased Power and Fuel					$1,535	$1,081	42.0%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	4,135	3,946	4,408	4.8%	(6.2)%
Cooling Degree-Days	1,743	1,586	1,443	9.9%	20.8%

Number of Electric Customers	2022	2021	Number of Natural Gas Customers	2022	2021
Residential	1,525,635	1,517,806	Residential	502,944	497,873
Small commercial & industrial	155,576	155,308	Small commercial & industrial	44,957	44,815
Large commercial & industrial	3,121	3,107	Large commercial & industrial	9	6
Public authorities & electric railroads	10,393	10,306	Transportation	655	670
Total	1,694,725	1,686,527	Total	548,565	543,364
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $15 million for the three months ended December 31, 2022 and 2021, respectively, and $7 million and $20 million for the twelve months ended December 31, 2022 and 2021, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling less than $1 million and less than $1 million for the three months ended December 31, 2022 and 2021, respectively, and less than $1 million and $1 million for the twelve months ended December 31, 2022 and 2021, respectively.

BGE Statistics
Three Months Ended December 31, 2022 and 2021

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2022	2021	% Change	Weather- Normal % Change	2022	2021	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,038	2,862	6.1%	(0.9)%	$406	$330	23.0%
Small commercial & industrial	655	641	2.2%	(0.8)%	88	65	35.4%
Large commercial & industrial	3,123	3,155	(1.0)%	(0.5)%	148	118	25.4%
Public authorities & electric railroads	49	55	(10.9)%	(8.8)%	7	7	—%
Other(b)	—	—	n/a	n/a	101	102	(1.0)%
Total electric revenues(c)	6,865	6,713	2.3%	(0.8)%	750	622	20.6%
Other Revenues(d)					(1)	17	(105.9)%
Total Electric Revenues					749	639	17.2%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	13,569	10,961	23.8%	2.6%	229	164	39.6%
Small commercial & industrial	2,999	2,427	23.6%	8.4%	35	24	45.8%
Large commercial & industrial	11,777	10,962	7.4%	1.1%	55	44	25.0%
Other(f)	1,735	4,079	(57.5)%	n/a	20	27	(25.9)%
Total natural gas revenues(g)	30,080	28,429	5.8%	2.5%	339	259	30.9%
Other Revenues(d)					(2)	17	(111.8)%
Total Natural Gas Revenues					337	276	22.1%
Total Electric and Natural Gas Revenues					$1,086	$915	18.7%
Purchased Power and Fuel					$474	$336	41.1%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	1,595	1,290	1,646	23.6%	(3.1)%
Cooling Degree-Days	20	59	28	(66.1)%	(28.6)%

Twelve Months Ended December 31, 2022 and 2021

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2022	2021	% Change	Weather- Normal % Change	2022	2021	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	13,024	12,908	0.9%	(0.6)%	$1,564	$1,375	13.7%
Small commercial & industrial	2,781	2,770	0.4%	—%	327	267	22.5%
Large commercial & industrial	13,213	13,209	—%	0.5%	567	459	23.5%
Public authorities & electric railroads	201	204	(1.5)%	(0.5)%	27	27	—%
Other(b)	—	—	n/a	n/a	398	371	7.3%
Total electric revenues(c)	29,219	29,091	0.4%	(0.1)%	2,883	2,499	15.4%
Other Revenues(d)					(12)	6	(300.0)%
Total Electric Revenues					2,871	2,505	14.6%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	41,951	36,719	14.2%	5.5%	678	518	30.9%
Small commercial & industrial	9,894	8,654	14.3%	7.3%	111	83	33.7%
Large commercial & industrial	43,631	40,521	7.7%	5.7%	183	147	24.5%
Other(f)	7,206	13,203	(45.4)%	n/a	68	68	—%
Total natural gas revenues(g)	102,682	99,097	3.6%	5.8%	1,040	816	27.5%
Other Revenues(d)					(16)	20	(180.0)%
Total Natural Gas Revenues					1,024	836	22.5%
Total Electric and Natural Gas Revenues					$3,895	$3,341	16.6%
Purchased Power and Fuel					$1,567	$1,175	33.4%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	4,333	3,998	4,604	8.4%	(5.9)%
Cooling Degree-Days	1,010	1,097	900	(7.9)%	12.2%

Number of Electric Customers	2022	2021	Number of Natural Gas Customers	2022	2021
Residential	1,204,429	1,195,929	Residential	655,373	651,589
Small commercial & industrial	115,524	115,049	Small commercial & industrial	38,207	38,300
Large commercial & industrial	12,839	12,637	Large commercial & industrial	6,233	6,179
Public authorities & electric railroads	266	268	Total	699,813	696,068
Total	1,333,058	1,323,883
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $3 million for the three months ended December 31, 2022 and 2021, respectively, and $7 million and $13 million for the twelve months ended December 31, 2022 and 2021, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million and $7 million for the three months ended December 31, 2022 and 2021, respectively, and $8 million and $18 million for the twelve months ended December 31, 2022 and 2021.

Pepco Statistics
Three Months Ended December 31, 2022 and 2021

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2022	2021	% Change	Weather- Normal % Change	2022	2021	% Change
Electric Deliveries and Revenues(a)
Residential	1,772	1,789	(1.0)%	(3.2)%	$250	$218	14.7%
Small commercial & industrial	258	253	2.0%	0.2%	38	34	11.8%
Large commercial & industrial	3,298	3,320	(0.7)%	(0.4)%	277	229	21.0%
Public authorities & electric railroads	166	111	49.5%	49.5%	9	7	28.6%
Other(b)	—	—	n/a	n/a	51	51	—%
Total electric revenues(c)	5,494	5,473	0.4%	(0.3)%	625	539	16.0%
Other Revenues(d)					(13)	(1)	1,200.0%
Total Electric Revenues					$612	$538	13.8%
Purchased Power					$228	$153	49.0%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	1,376	1,111	1,341	23.9%	2.6%
Cooling Degree-Days	25	94	53	(73.4)%	(52.8)%

Twelve Months Ended December 31, 2022 and 2021

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2022	2021	% Change	Weather- Normal % Change	2022	2021	% Change
Electric Deliveries and Revenues(a)
Residential	8,162	8,284	(1.5)%	(1.9)%	$1,076	$1,003	7.3%
Small commercial & industrial	1,113	1,137	(2.1)%	(2.6)%	155	135	14.8%
Large commercial & industrial	13,797	13,411	2.9%	2.8%	1,083	844	28.3%
Public authorities & electric railroads	617	617	—%	0.1%	34	31	9.7%
Other(b)	—	—	n/a	n/a	208	205	1.5%
Total electric revenues(c)	23,689	23,449	1.0%	0.8%	2,556	2,218	15.2%
Other Revenues(d)					(25)	56	(144.6)%
Total Electric Revenues					$2,531	$2,274	11.3%
Purchased Power					$834	$624	33.7%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	3,732	3,454	3,770	8.0%	(1.0)%
Cooling Degree-Days	1,746	1,817	1,749	(3.9)%	(0.2)%

Number of Electric Customers	2022	2021
Residential	856,037	841,831
Small commercial & industrial	54,339	54,216
Large commercial & industrial	22,841	22,568
Public authorities & electric railroads	197	181
Total	933,414	918,796
__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended December 31, 2022 and 2021, and $5 million for both the twelve months ended December 31, 2022 and 2021.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended December 31, 2022 and 2021

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2022	2021	% Change	Weather - Normal % Change	2022	2021	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	1,189	1,168	1.8%	(2.4)%	$180	$158	13.9%
Small commercial & industrial	553	553	—%	(0.9)%	63	48	31.3%
Large commercial & industrial	1,043	1,061	(1.7)%	(1.4)%	37	24	54.2%
Public authorities & electric railroads	11	11	—%	1.5%	4	4	—%
Other(b)	—	—	n/a	n/a	60	57	5.3%
Total electric revenues(c)	2,796	2,793	0.1%	(1.7)%	344	291	18.2%
Other Revenues(d)					(5)	(1)	400.0%
Total Electric Revenues					339	290	16.9%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	2,899	2,408	20.4%	3.2%	49	30	63.3%
Small commercial & industrial	1,294	1,100	17.6%	2.7%	20	13	53.8%
Large commercial & industrial	438	432	1.4%	1.5%	3	2	50.0%
Transportation	1,762	1,781	(1.1)%	(5.5)%	4	4	—%
Other(g)	—	—	n/a	n/a	4	1	300.0%
Total natural gas revenues	6,393	5,721	11.7%	0.4%	80	50	60.0%
Other Revenues(f)					—	—	n/a
Total Natural Gas Revenues					80	50	60.0%
Total Electric and Natural Gas Revenues					$419	$340	23.2%
Purchased Power and Fuel					$199	$137	45.3%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	1,547	1,323	1,559	16.9%	(0.8)%
Cooling Degree-Days	13	56	35	(76.8)%	(62.9)%

Natural Gas Service Territory				% Change
Heating Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	1,600	1,391	1,647	15.0%	(2.9)%

Twelve Months Ended December 31, 2022 and 2021

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2022	2021	% Change	Weather - Normal % Change	2022	2021	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	5,446	5,413	0.6%	(0.6)%	$750	$694	8.1%
Small commercial & industrial	2,362	2,340	0.9%	0.6%	235	193	21.8%
Large commercial & industrial	4,250	4,206	1.0%	1.1%	137	94	45.7%
Public authorities & electric railroads	44	45	(2.2)%	(3.1)%	15	14	7.1%
Other(b)	—	—	n/a	n/a	227	201	12.9%
Total rate-regulated electric revenues(c)	12,102	12,004	0.8%	0.2%	1,364	1,196	14.0%
Other Revenues(d)					(7)	16	(143.8)%
Total Electric Revenues					1,357	1,212	12.0%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	8,709	7,914	10.0%	4.2%	127	97	30.9%
Small commercial & industrial	4,176	3,747	11.4%	7.0%	55	42	31.0%
Large commercial & industrial	1,697	1,679	1.1%	1.1%	12	7	71.4%
Transportation	6,696	6,778	(1.2)%	(2.3)%	15	14	7.1%
Other(f)	—	—	n/a	n/a	29	8	262.5%
Total rate-regulated natural gas revenues	21,278	20,118	5.8%	2.4%	238	168	41.7%
Other Revenues(d)					—	—	n/a
Total Natural Gas Revenues					238	168	41.7%
Total Electric and Natural Gas Revenues					$1,595	$1,380	15.6%
Purchased Power and Fuel					$706	$539	31.0%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	4,271	4,062	4,448	5.1%	(4.0)%
Cooling Degree-Days	1,405	1,432	1,295	(1.9)%	8.5%

Natural Gas Service Territory				% Change
Heating Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	4,428	4,239	4,676	4.5%	(5.3)%

Number of Electric Customers	2022	2021	Number of Natural Gas Customers	2022	2021
Residential	481,688	476,260	Residential	129,502	128,121
Small commercial & industrial	63,738	63,195	Small commercial & industrial	10,144	10,027
Large commercial & industrial	1,235	1,218	Large commercial & industrial	17	20
Public authorities & electric railroads	597	604	Transportation	156	158
Total	547,258	541,277	Total	139,819	138,326
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended December 31, 2022 and 2021, and $6 million and $7 million for the twelve months ended December 31, 2022 and 2021, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended December 31, 2022 and 2021

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2022	2021	% Change	Weather - Normal % Change	2022	2021	% Change
Electric Deliveries and Revenues(a)
Residential	838	777	7.9%	7.4%	$152	$141	7.8%
Small commercial & industrial	320	336	(4.8)%	(5.5)%	47	47	—%
Large commercial & industrial	707	795	(11.1)%	(11.2)%	50	46	8.7%
Public authorities & electric railroads	13	13	—%	6.5%	4	3	33.3%
Other(b)	—	—	n/a	n/a	63	71	(11.3)%
Total electric revenues(c)	1,878	1,921	(2.2)%	(2.5)%	316	308	2.6%
Other Revenues(d)					(5)	1	(600.0)%
Total Electric Revenues					$311	$309	0.6%
Purchased Power					$127	$154	(17.5)%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	1,623	1,373	1,565	18.2%	3.7%
Cooling Degree-Days	12	38	32	(68.4)%	(62.5)%

Twelve Months Ended December 31, 2022 and 2021

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2022	2021	% Change	Weather - Normal % Change	2022	2021	% Change
Electric Deliveries and Revenues(a)
Residential	4,131	4,220	(2.1)%	(2.4)%	$764	$744	2.7%
Small commercial & industrial	1,499	1,409	6.4%	6.2%	217	193	12.4%
Large commercial & industrial	3,103	3,146	(1.4)%	(1.5)%	202	185	9.2%
Public authorities & electric railroads	47	46	2.2%	1.8%	15	13	15.4%
Other(b)	—	—	n/a	n/a	252	229	10.0%
Total electric revenues(c)	8,780	8,821	(0.5)%	(0.7)%	1,450	1,364	6.3%
Other Revenues(d)					(19)	24	(179.2)%
Total Electric Revenues					$1,431	$1,388	3.1%
Purchased Power					$624	$694	(10.1)%

				% Change
Heating and Cooling Degree-Days	2022	2021	Normal	From 2021	From Normal
Heating Degree-Days	4,629	4,256	4,589	8.8%	0.9%
Cooling Degree-Days	1,243	1,284	1,210	(3.2)%	2.7%

Number of Electric Customers	2022	2021
Residential	502,247	499,628
Small commercial & industrial	62,246	61,900
Large commercial & industrial	3,051	3,156
Public authorities & electric railroads	734	717
Total	568,278	565,401
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling less than $1 million and $1 million for the three months ended December 31, 2022 and 2021, respectively, and $2 million for both the twelve months ended December 31, 2022 and 2021.
(d)Includes alternative revenue programs.